                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ]   Preliminary Proxy Statement
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                           CROWN CASINO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           CROWN CASINO CORPORATION
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).
[   ]   $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.



1)      Title of each class of securities to which transaction applies:

        2)      Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        4)      Proposed maximum aggregate value of transaction:

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)      Amount Previously Paid:

                ---------------------------------------------

        2)      Form, Schedule or Registration Statement No.:

                ---------------------------------------------

        3)      Filing Party:

                ---------------------------------------------

        4)      Date Filed:




--------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            CROWN CASINO CORPORATION
                   4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                              IRVING, TEXAS 75038

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 1, 1997

To the Holders of Common Stock of
Crown Casino Corporation

     Notice is hereby given that the Annual Meeting of Stockholders of Crown Casino Corporation, a Texas corporation (the "Company"), will be held in accordance with its Bylaws at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Wednesday, October 1, 1997, at 9:30 a.m., local time, for the following purposes:

     (1) To elect seven directors to serve for a term of one year and until their successors have been elected and qualified;


     (2) To amend the Company's Articles of Incorporation to change the name of the Company to "Crown Group, Inc.";


     (3) To approve and adopt the Crown Casino Corporation 1997 Stock Option Plan; and

     (4) To conduct such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on August 15, 1997, will be entitled to notice of and to vote at said meeting or any adjournment thereof.

By Order of the Board of Directors.


/s/ EDWARD R. MCMURPHY


Edward R. McMurphy
Chairman of the Board,
President and Chief Executive Officer


August 25, 1997


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES.

                            CROWN CASINO CORPORATION
                   4040 NORTH MACARTHUR BOULEVARD, SUITE 100
                              IRVING, TEXAS 75038

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 1, 1997

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                            SOLICITATION OF PROXIES


     This Proxy Statement, which is first being mailed to stockholders on or about August 28, 1997, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Crown Casino Corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, on Wednesday, October 1, 1997, at 9:30 a.m., local time, and at any or all adjournments thereof. The address of the principal executive offices of the Company is 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038 and the Company's telephone number at such address is (972) 717-3423.


     The total cost of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Annual Meeting.

     Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal.

     Only stockholders of record at the close of business on August 15, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of Common Stock issued and outstanding on such record date is entitled to one vote. As of August 15, 1997, the Company had outstanding 9,935,785 shares of Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July 31, 1997, with respect to ownership of the outstanding Common Stock by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company (whose address is shown), (ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table on page 5, and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares owned by him.

                                                     Number of Shares             Percent
                      Name                          Beneficially Owned            of Class
                      ----                          ------------------            --------
Robert J. Kehl                                           964,167(1)                 9.7%
  Third St., Ice Harbor
  Dubuque, Iowa 52004
Edward R. McMurphy                                       642,845(2)                 6.2%
  4040 N. MacArthur Blvd.
  Suite 100
  Irving, Texas 75038
Gerald L. Adams                                          560,000(3)                 5.6%
  1225 East 9th St.
  Lockport, Illinois 60441
Tilman J. Falgout, III                                   564,000(4)                 5.6%
  4040 N. MacArthur Blvd.
  Irving, Texas 75038
Gerard M. Jacobs                                         373,061(5)                 3.7%
John David Simmons                                        44,650(6)                    *
David J. Douglas                                          59,500(7)                    *
Mark D. Slusser                                           65,000(8)                    *
All Directors and Executive
  Officers as a Group (8 persons)                      3,273,223(9)                30.5%

---------------

 *  Less than 1%.

(1) Includes 956,667 shares issued in the name of Kehl River Boats, Inc., of which Mr. Kehl is president and a principal shareholder. Also includes 7,500 shares subject to non-qualified stock options.

(2) Includes 367,143 shares subject to presently exercisable incentive stock options.

(3) Includes 10,000 shares subject to non-qualified stock options.

(4) Includes 32,500 shares subject to non-qualified stock options, 115,000 shares subject to presently exercisable incentive stock options, and 400,000 shares held in a corporation controlled by Mr. Falgout.

(5) Includes 2,300 shares held by a corporation controlled by Mr. Jacobs, 110,000 shares owned by Mr. Jacobs' spouse, 127,981 shares subject to presently exercisable stock purchase warrants, and 7,500 shares subject to non-qualified stock options.

(6) Includes 42,500 shares subject to non-qualified stock options.

(7) Includes 37,500 shares subject to non-qualified stock options.

(8) Includes 65,000 shares subject to presently exercisable incentive stock options.

(9) Includes an aggregate of 812,624 shares subject to presently exercisable stock options and/or warrants held by certain of the Company's directors and executive officers, or corporations over which they have significant influence, 402,300 shares held in corporations controlled by certain directors, 956,667 shares issued in the name of Kehl River Boats, Inc. of which a director is president and a principal shareholder, and 110,000 shares owned by a spouse of a director.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors has set the number of directors for the ensuing year at seven, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     The following persons have been nominated for election to the Board of Directors.

     EDWARD R. MCMURPHY, age 46, has served as President of the Company since July 1984, as Chief Executive Officer since January 1988 and as Chairman of the Board of the Company since September 1993. He has been a director of the Company since its inception in April 1983. Prior to and during his involvement with the Company, Mr. McMurphy served as President of Marion Properties, Inc., a real estate development company, from 1979 to June 1986.

     TILMAN J. FALGOUT, III, age 48, has served as Executive Vice President and General Counsel of the Company since March 1995 and as a director of the Company since September 1992. From 1978 until June 1995, Mr. Falgout was a partner in the law firm of Stumpf & Falgout, Houston, Texas.

     JOHN DAVID SIMMONS, age 61, has served as a director of the Company since August 1986. Since 1970, he has been President of Condomart, Inc., a marketing consulting firm specializing in real estate marketing. Mr. Simmons is also President of Simmons & Associates, Inc., a real estate development company, and Management Resources Company, a management consulting firm.


     DAVID J. DOUGLAS, age 33, has served as managing director of Triple S Capital Corporation, an equity investment firm, since February 1993. From 1986 to 1993, Mr. Douglas specialized in corporate finance at Paine Webber Incorporated and Hatchett Capital Group, Inc. Mr. Douglas has served as a director of the Company since September 1992.


     GERALD L. ADAMS, age 62, has been an entrepreneur for the past 30 years, starting, developing and operating a number of businesses primarily related to the shipping, trucking, and more recently, real estate industries. Mr. Adams currently owns and operates several companies, including TriRiver Dock, Inc. (stevedoring), Clover Ridge Estates, Inc. (residential construction), Barge Terminal Trucking, Inc. (trucking) and Adams Enterprises, Inc. (trucking and crane services). Mr. Adams has served as a director of the Company since October 1993.


     GERARD M. JACOBS, age 42, has been President, Chief Executive Officer and a Director of Metal Management, Inc., a company specializing in scrap metal, since January 1996 and has been the owner and President of Environmental Waste Funding Corporation, a company specializing in landfill development and finance, since 1991. From 1988 to 1991, Mr. Jacobs specialized in landfill development and finance as a sole proprietor. From 1983 to 1988, Mr. Jacobs developed resource recovery, landfill and hydroelectric projects for the investment banking firm of Russell, Rea & Zappala, Inc., Pittsburgh, Pennsylvania. From 1978 to 1983, Mr. Jacobs practiced securities, corporate and banking law with the law firms of Reed, Smith, Shaw & McClay and Manion, Alder & Cohen, P.C., Pittsburgh, Pennsylvania. Mr. Jacobs has been a director of the Company since September 1994.



     ROBERT J. KEHL, age 62, has been an entrepreneur for the past 35 years, starting, developing and operating businesses primarily in the riverboat construction, gaming, riverboat touring and restaurant industries. Since 1993, Mr. Kehl has served as president of Kehl River Boats, Inc., a riverboat construction firm in Las Vegas,

Nevada. Mr. Kehl currently has interests in companies involved in gaming and riverboat construction or operation. Mr. Kehl has been a director of the Company since September 1994.


                     COMMITTEES OF THE BOARD AND ATTENDANCE

     The Board of Directors of the Company presently has the following standing committees:

     (A) the Audit Committee is currently comprised of Messrs. Douglas, Kehl and Jacobs. The Audit Committee, which held one meeting during the Company's last fiscal year, is authorized to nominate the Company's independent auditors and to review with the independent auditors the scope and results of the audit engagement.


     (B) the Compensation and Stock Option Committee, currently comprised of Messrs. Adams, Douglas and Simmons. This Committee, which held two meetings during the Company's last fiscal year, recommends compensation levels for executive officers of the Company, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer its option plans.


     During the Company's last fiscal year, the Board of Directors held six meetings and took action two times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served with the exception of Mr. Jacobs, who attended four meetings held by the Board and one meeting held by the Audit Committee.

     The Company does not have a Directors Nominating Committee, such function being reserved to the entire Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended April 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

                             EXECUTIVE COMPENSATION


     The following table sets forth the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other executive officer whose salary and bonus, if any, exceeded $100,000 in fiscal 1997 (the "Named Executive Officers"), for the years ended April 30, 1997, 1996 and 1995:


                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                   Annual Compensation             Compensation
--------------------------------------------------------------------------------------------------
             Name and              Fiscal                         Other Annual
        Principal Position          Year     Salary     Bonus     Compensation     Stock Options
--------------------------------------------------------------------------------------------------
Edward R. McMurphy                  1997    $312,500   $200,000       --               25,000
  Chairman of the Board, President  1996     304,583    175,000       --                   --
  and Chief Executive Officer       1995     162,500     70,000       --              250,000
Tilman J. Falgout, III(1)           1997    $231,250   $125,000       --               20,000
  Executive Vice President and      1996     201,667    225,000(2)     --                  --
  General Counsel                   1995          --         --       --              125,000
Mark D. Slusser                     1997    $156,250   $ 87,500       --               15,000
  Chief Financial Officer, Vice     1996     148,542     87,500       --                   --
  President Finance and Secretary   1995      82,500     15,000       --               50,000

---------------

(1) Mr. Falgout was employed by the Company on March 9, 1995.

(2) Includes a $100,000 payment intending to reimburse Mr. Falgout for his losses and expenses incurred in resigning from a law firm in Houston, Texas and relocating to Dallas, Texas.

SEVERANCE AGREEMENTS

     In July 1996, the Board of Directors authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction causing a change in control, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans.

STOCK OPTION PLAN

     In 1986 the Board of Directors adopted the Company's 1986 Incentive Stock Option Plan ("1986 Plan") which expired in September 1996. During the fiscal year ended April 30, 1997 the following options were granted under the 1986
Plan:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential
                                                                                    Realizable Value
                                              Individual Grants                        at Assumed
                              --------------------------------------------------    Annual Rates of
                              Number of      % Total                                  Stock Price
                              Securities     Options                                Appreciation for
                              Underlying    Granted to    Exercise                   Option Term(1)
                               Options     Employees in     Price     Expiration   ------------------
            Name              Granted(2)   Fiscal Year    Per Share      Date        5%        10%
            ----              ----------   ------------   ---------   ----------   -------   --------
Edward R. McMurphy..........    25,000         41.7%       $2.8125      7-2-06     $44,219   $112,060
Tilman J. Falgout, III......    20,000         33.3         2.8125      7-2-06      35,375     89,648
Mark D. Slusser.............    15,000         25.0         2.8125      7-2-06      26,531     67,236

---------------

(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(2) The options shown are immediately exercisable.

     The following table provides certain information concerning each exercise of stock options under the Company's stock option plans during the fiscal year ended April 30, 1997, by the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons under the Company's stock option plans:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                         Number of           Value of
                                                        Unexercised         Unexercised
                                                     Options at Fiscal   Options at Fiscal
                                                         Year-End            Year-End
                        Shares Acquired    Value       Exercisable/        Exercisable/
         Name             on Exercise     Realized     Unexercisable     Unexercisable(1)
         ----           ---------------   --------   -----------------   -----------------
Edward R. McMurphy....          --             --     342,143/100,000    $ 223,226/$    --
Tilman J. Falgout,
  III.................          --             --     127,500/ 50,000      29,298/      --
Mark D. Slusser.......          --             --       50,000/    --         -- /      --


---------------

(1) The market value of the Company's Common Stock on April 30, 1997 was $2.125 per share, and options to purchase 194,643 shares held by the above officers were in-the-money. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.

DIRECTOR COMPENSATION


     Effective May 1, 1995, non-employee directors of the Company receive a $20,000 annual retainer, $1,500 per Board meeting attended in person, and $500 per Committee meeting attended in person. Directors who are also employees of the Company do not receive separate compensation for their services as a director. In July 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "Plan"), which is subject to stockholder approval at the 1997 Annual Meeting, pursuant to which options to purchase shares of the Company's Common Stock may be granted to directors, officers and key employees of the Company, including non-employee directors. Pursuant to the Plan, on July 9, 1997 each then non-employee director was granted an option to purchase 5,000 shares of Common Stock, and on the first business day of July in each year thereafter, each then non-employee director of the Company will be automatically granted an option to purchase 2,500 shares of Common Stock, each at an exercise price equal to the fair market value of such stock on the date of grant. Options granted under the Plan are exercisable for a period of up to ten years. In the event that a director ceases to be a director of the Company for any reason, options granted to the director will generally expire upon the earlier to occur of (1) the tenth anniversary of the date of grant of the option, or (2) ninety days following the date on which such director ceased to be a director.


     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION


     The Board of Directors of the Company has a Compensation and Stock Option Committee ("Compensation Committee") which recommends compensation levels for the executive officers of the Company, including the Chief Executive Officer, and is authorized to consider and make grants of options pursuant to the Company's 1997 Stock Option Plan and to administer its option plans. The Compensation Committee held two meetings during fiscal 1997. During fiscal 1997 the Company had three executive officers, including Edward R. McMurphy, President and Chief Executive Officer; Tilman J. Falgout, III, Executive Vice President and General Counsel; and Mark D. Slusser, Chief Financial Officer, Vice President Finance and Secretary.


     Effective September 1, 1995 Mr. McMurphy's salary was set at $350,000 per annum by the Board of Directors, upon recommendation of the Compensation Committee. In determining such salary the Compensation Committee reviewed compensation levels of other chief executive officers in the gaming industry and considered Mr. McMurphy's recent performance. In particular the Compensation Committee considered Mr. McMurphy's success at leading the Company's Louisiana riverboat casino project in an unstable and highly competitive environment. Effective August 1, 1996 the Board of Directors, upon recommendation of the Compensation Committee, adjusted Mr. McMurphy's salary to $300,000 per annum as part of a more complete compensation package that established an ongoing bonus program (discussed below) which is tied to financial performance of the Company.

     The Compensation Committee considers from time to time the payment of bonuses to the executive officers in light of the performance of the Company and the effort made by the executive officers to promote the Company's business. In July 1996, the Board of Directors, with the approval of the Compensation Committee, approved a bonus to the Named Executive Officers in connection with their efforts and success in completing the sale of 50% of the Company's St. Charles Gaming Company, Inc. subsidiary ("SCGC") in June 1995 and the sale of the remaining 50% interest in SCGC in May 1996. The bonus was equal to the then current annual salary for each of Mr. McMurphy ($350,000), Mr. Falgout ($250,000) and Mr. Slusser ($175,000). One-half of the bonus amount was paid for the fiscal year ended April 30, 1996 and the other 50% was earned in May 1996 at the time of the sale of the remaining 50% interest in SCGC.


     The Board of Directors further authorized and adopted an annual bonus plan beginning with the fiscal year ending April 30, 1997 for the executive officers of the Company. The aggregate bonus amount shall be equal to five percent of the Company's consolidated earnings before income taxes (before the bonus calculation), calculated in accordance with generally accepted accounting principles. With respect to the fiscal year ending April 30, 1997, the calculation of the bonus would not include the May 1996 gain from the sale of the remaining 50% interest of SCGC and the related management bonus. For fiscal 1997, no bonus was paid pursuant to the above-referenced annual bonus plan.


     In July 1996, the Board of Directors also authorized the Company to enter into severance agreements with each of Mr. McMurphy, Mr. Falgout and Mr. Slusser, which agreements provide that in the event of a sale, merger, consolidation, change in control, or liquidation of the Company, or similar extraordinary corporate transaction causing a change in control, each such officer shall be entitled to 2.99 times the annual compensation paid to the executive as well as accelerated vesting of options under the Company's stock option plans.

     The Compensation Committee believes that the foregoing agreements are reasonable and competitive compensation packages necessary in order for the Company to retain the management expertise it needs.

     The Compensation Committee takes action from time to time, based upon guidelines and recommendations provided by the Board of Directors, to provide additional incentive compensation to the executive officers and other employees through the award of stock options under the Company's existing stock option plans. During fiscal 1997, the Compensation Committee made an award of stock options to purchase shares of the Company's Common Stock to the executive officers, as follows: Edward R. McMurphy (25,000 shares), Tilman J. Falgout, III (20,000 shares), and Mark D. Slusser (15,000 shares).

     The Company's future compensation policies will be developed in light of the Company's financial position and results of operations and with the goal of rewarding members of management for their contributions to the Company's success.

     DAVID J. DOUGLAS           JOHN DAVID SIMMONS          GERALD L. ADAMS

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the fiscal year end percentage change in the cumulative total stockholder return on the Company's Common Stock against (i) the cumulative total return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. companies) and (ii) a "peer group" index created by the Company for the period of five fiscal years commencing on May 1, 1992 and ending on April 30, 1997. The "peer group" index consists of the Common Stock of Grand Casinos, Inc., Argosy Gaming Company, Mirage Resorts, Incorporated, Harrah's Entertainment, Inc., Players International, Inc., Casino Magic Corp., President Riverboat Casinos, Inc., Circus Circus Enterprises, Inc., Showboat, Inc., and Rio Hotel & Casino, Inc. These corporations are involved in various aspects of the gaming industry, which the Company believes is a more appropriate comparative index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on May 1, 1992.


                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS


                             PERFORMANCE GRAPH FOR


                            CROWN CASINO CORPORATION



Prepared by the Center for Research in Security Prices


Produced on 08/06/97 including data to 04/30/97



                                                                NASDAQ STOCK
          MEASUREMENT PERIOD               CROWN CASINO          MARKET (US       SELF-DETERMINED PEER
        (FISCAL YEAR COVERED)               CORPORATION          COMPANIES)              GROUP
4/30/92                                             100.000              100.000               100.000
                                                    100.000              101.299                94.063
                                                     94.118               97.339                92.251
                                                    105.882              100.786                97.482
                                                     94.118               97.706               103.456
                                                     94.118              101.338               113.992
                                                     94.118              105.329               115.744
                                                     94.118              113.711               128.809
                                                     82.353              117.897               139.018
                                                     70.588              121.254               150.809
                                                     70.588              116.730               133.379
                                                     94.118              120.108               159.660
4/30/93                                             105.882              114.983               169.210
                                                    147.059              121.851               212.276
                                                   1247.059              122.415               199.572
                                                   1164.706              122.559               200.430
                                                   1082.353              128.894               230.742
                                                   1247.059              132.733               252.601
                                                   1411.765              135.716               229.703
                                                   1152.941              131.668               208.946
                                                   1105.882              135.339               216.801
                                                   1364.706              139.447               229.729
                                                   1411.765              138.146               228.486
                                                   1694.118              129.651               195.110
4/29/94                                            1423.530              127.969               176.961
                                                   1341.177              128.281               164.202
                                                   1200.000              123.590               139.841
                                                   1388.235              126.124               144.557
                                                   1176.470              134.165               166.771
                                                   1200.000              133.822               156.974
                                                   1317.647              136.452               146.584
                                                   1011.765              131.926               137.257
                                                    635.294              132.296               147.828
                                                    682.353              133.037               160.513
                                                    764.706              140.073               164.518
                                                    800.000              144.224               189.009
4/28/95                                             917.647              148.765               197.066
                                                   1141.177              152.602               204.426
                                                   1164.706              164.968               204.182
                                                   1047.059              177.093               197.377
                                                    988.235              180.682               215.082
                                                    747.059              184.837               196.719
                                                    588.235              183.779               182.038
                                                    435.294              188.093               185.660
                                                    376.471              187.093               182.388
                                                    394.118              188.015               205.433
                                                    376.471              195.173               218.778
                                                    352.941              195.819               221.039
4/30/96                                             364.706              212.064               255.089
                                                    576.471              221.803               269.857
                                                    541.177              211.803               246.287
                                                    423.529              192.939               194.595
                                                    438.235              203.749               196.904
                                                    564.706              219.334               203.784
                                                    411.765              216.911               185.663
                                                    435.294              230.321               195.683
                                                    435.294              230.111               186.776
                                                    464.706              246.464               198.191
                                                    505.822              232.856               189.115
                                                    517.647              217.661               162.708
4/30/97                                             400.000              224.471               154.194
                                               CROWN CASINO    NASDAQ STOCK MAR-  SELF-DETERMINED PEER
                                                CORPORATION   KET (US COMPANIES)                 GROUP
4/30/92                                             100.000              100.000               100.000
4/30/93                                             105.882              114.983               169.210
4/29/94                                            1423.530              127.969               176.961
4/28/95                                             917.647              148.765               197.066
4/30/96                                             364.706              212.064               255.089
4/30/97                                             400.000              224.471               154.194



     The dollar value at April 30, 1997 of $100 invested in the Company's Common Stock on May 1, 1992 was $400.00, compared to $154.19 for the peer group described above, and $224.47 for the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies).


                              CERTAIN TRANSACTIONS


     On June 11, 1996, the Company entered into a definitive Asset Purchase Agreement to acquire the assets and operations of Mississippi Belle II, Inc. ("MBII"), which owns a riverboat casino in Clinton, Iowa, for a purchase price of $40 million. The principal shareholders of MBII are the adult children of Robert J. Kehl, a director of the Company. In November 1996, the Agreement expired and the Company decided not to attempt to extend the Agreement as part of a broader decision to cease pursuing gaming opportunities in the United States. Pursuant to the Agreement, the Company forfeited its deposit of $500,000 to MBII.

                                AGENDA ITEM TWO
                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
                       TO CHANGE THE NAME OF THE COMPANY

     On July 9, 1997, the Board of Directors of the Company unanimously approved an amendment to Article I of the Company's Articles of Incorporation (the "Articles of Incorporation") to change the name of the Company from "Crown Casino Corporation" to "Crown Group, Inc." In connection therewith, the following resolution will be introduced at the Annual Meeting:


     RESOLVED, that Article One of the original Articles of Incorporation, as heretofore added to or amended by Certificates filed pursuant to law, is amended to read in its entirety as follows:



                                  "ARTICLE ONE


               The name of the Corporation is Crown Group, Inc."


     The Board of Directors recommends that stockholders approve the proposed amendment to the Company's Articles of Incorporation because it considers the proposal to be in the best long-term and short-term interests of the Company, its stockholders and other constituencies. The proposed name change is intended to reflect the Company's diversification into business operations other than the gaming industry, such as the Company's recent entry into the specialty finance industry with the formation of Concorde Acceptance Corporation. Through this newly organized subsidiary, the Company will originate, purchase, service and sell sub-prime mortgage loans which are secured primarily by first and second liens on residential properties. Management of the Company continues to investigate potential opportunities in businesses other than gaming, and may continue to diversify its operations in the future. The Board of Directors believes that it is appropriate for the Company to change its name in order to reflect this diversification strategy.


     The proposed amendment to the Articles of Incorporation to change the Company's name will require the approval of a majority of the outstanding shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE FOREGOING AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

                               AGENDA ITEM THREE
     PROPOSAL TO ADOPT THE CROWN CASINO CORPORATION 1997 STOCK OPTION PLAN

GENERAL


     On July 9, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the "1997 Plan") primarily for the benefit of eligible officers, directors and key employees of the Company. The 1997 Plan provides for the grant of both incentive and non-qualified stock options. The purpose of the 1997 Plan is to encourage and enable eligible directors, officers and key employees of the Company and its subsidiaries to acquire proprietary interests in the Company and its subsidiaries through the ownership of Common Stock of the Company and to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company.


     The 1997 Plan provides for the grant of options to purchase up to an aggregate of 1,000,000 shares of the Company's Common Stock. Under the terms of the 1997 Plan, the Board of Directors or the Stock Option Committee of the Board of Directors may grant options to purchase shares of Common Stock to officers, directors and employees of the Company or of a subsidiary of the Company, and to certain consultants and advisors to the Company. A copy of the 1997 Plan is attached hereto as Exhibit A and incorporated herein by reference.

     As of July 9, 1997, the Company had granted options to purchase shares of Common Stock pursuant to the 1997 Plan as follows: (i) each Named Executive Officer (Edward R. McMurphy: 25,000 shares; T.J. Falgout, III: 20,000 shares; and Mark D. Slusser: 15,000 shares); (ii) all current executive officers as a group: 60,000 shares; (iii) all current directors who are not executive officers as a group: 25,000 shares; (iv) each nominee for election as a director: 5,000 shares each; and (v) all employees, including all current officers who are not executive officers, as a group: no shares. See "Executive Compensation."


     The affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting is necessary for the approval of the 1997 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 1997 STOCK OPTION PLAN.


DESCRIPTION OF 1997 PLAN

     Effective Date. The effective date of the 1997 Plan is July 9, 1997. The 1997 Plan shall remain in effect until all shares subject to or which may become subject to the 1997 Plan shall have been purchased pursuant to options granted under the 1997 Plan, provided that options under the 1997 Plan must be granted within ten (10) years from the effective date.

     Shares Subject to the 1997 Plan. The shares of the Company's Common Stock available for issuance under the 1997 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1997 Plan shall be 1,000,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1997 Plan.

     Persons Eligible to Participate in the 1997 Plan. Under the 1997 Plan, options may be granted only to officers, directors and key employees of the Company or its subsidiaries, and certain consultants and advisors to the Company.


     Automatic Stock Option Grants. Pursuant to the 1997 Plan, on July 9, 1997 each then non-employee director of the Company was granted an option to purchase 5,000 shares of Common Stock at an option exercise price equal to 100% of the Market Price of the stock on that date ($2.4375). The 1997 Plan further provides that on the first business day of July of each year thereafter during the term of the 1997 Plan, each then non-employee director will be automatically granted an option to purchase 2,500 shares of Common Stock at an option exercise price equal to 100% of the Market Price of such stock on the date of grant.



     By resolution of the Board of Directors on July 9, 1997, the Board of Directors authorized the automatic grant of a stock option on the first business day of July of each year commencing in 1998 to the following executive officers:
Edward R. McMurphy -- 25,000 shares; T.J. Falgout, III -- 20,000 shares; and Mark D. Slusser -- 15,000 shares. These options will also be awarded at an exercise price equal to 100% of the Market Price of the Common Stock on the date of grant. A similar number of options was granted to each of the foregoing executive officers on the date of adoption of the 1997 Plan.



     The following table indicates the number of stock options which will be awarded annually to each of the following individuals and groups under the 1997 Plan to the extent that such awards are determinable. With respect to the Named Executive Officers, the number of shares subject to options granted may be adjusted from time to time by action of the Board of Directors or the Committee as hereinafter defined.

                               NEW PLAN BENEFITS

                             1997 STOCK OPTION PLAN

            Name and Position              Dollar Value($)(1)                Number of Options
            -----------------              ------------------                -----------------
Edward R. McMurphy                              --                                    25,000
  Chief Executive Officer
  and President

Tilman J. Falgout, III                          --                                    20,000
  Executive Vice President
  and General Counsel

Mark D. Slusser                                 --                                    15,000
  Chief Financial Officer,
  Vice President Finance
  and Secretary

Executive Group                                 --                                    60,000

Non-Executive Director Group(2)                 --                                    25,000

Non-Executive Officer                           --                              Not Presently
  Employee Group                                                                Determinable

---------------

(1) Options automatically granted to the persons indicated in the table will be granted at an exercise price equal to 100% of the Market Price on the date of grant of the option.

(2) Estimated based upon the existing number of non-employee directors (five persons).

     Administration of the 1997 Plan. The 1997 Plan shall be administered by the Board of Directors or by a committee comprised of no fewer than two (2) members appointed by the Board of Directors of the Company from among its members (the "Committee"). Each member of the Committee shall be a "Non-Employee Director" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1997 Plan, the Board of Directors or the Committee has the authority to determine the employees to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

     Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 1997 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.


     The exercise price of options granted under the 1997 Plan will be determined by the Committee, but in no event shall such exercise price be less than 100% of the Market Price of the Common Stock on the date of grant of the option in the case of qualified incentive stock options, or less than 75% of the Market Price in the case of non-qualified stock options. The term "Market Price" is defined in the 1997 Plan to be the last trade or closing price for the Company's shares of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System (or other national quotation service). If the Company's Common Stock is registered on a national securities exchange, then Market Price shall mean the closing price of the Company's Common Stock on such national securities exchange. If the Company's Common Stock is not traded in the organized markets, then the price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors or the Committee. As of August 20, 1997, the Market Price of the Company's Common Stock was $2.75.


     Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1997 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of Common Stock of the Company (including surrendering shares underlying the option being exercised), or a combination of both. Upon payment, the Company will deliver stock certificates for such shares to the optionee.


     Termination of Service. In the event that a holder of an option granted under the 1997 Plan ceases to be an employee of the Company or any subsidiary of the Company for any reason other than his death or total and permanent disability, any incentive stock option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination. Any incentive stock options which are not exercisable on the date of such termination shall immediately terminate.


     Upon the death or total and permanent disability of the holder of an option, any incentive stock option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any incentive stock options which were not exercisable on the date of such death or disability shall become immediately exercisable for a period of one year.

     Options granted under the 1997 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1997 Plan are non-transferable except by will or under the laws of descent and distribution.

     Reorganization and Recapitalization. In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of the Company, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

     In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of shares available under the 1997 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, as determined to be proper by the Board of Directors or the Committee.

     Limitation on Number of Shares That May be Purchased. For incentive stock options granted under the 1997 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     Amendment and Termination of the 1997 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1997 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of the Company to: (i) increase the maximum number of shares for which options may be granted under the 1997 Plan; (ii) reduce the option exercise price; (iii) extend the period during which options may be granted or exercised; or (iv) change the class of employees eligible for the grant of stock options.

     With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. All incentive stock options granted or to be granted under the 1997 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

     (a) gain on the sale or other disposition; or


     (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on how long the shares had previously been held on the date of sale or other taxable disposition.


     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The 1997 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.


     After July 29, 1997, the maximum tax rate on capital gains is 20% for capital assets held for at least 18 months, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.


     In general, an option granted under the 1997 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     Non-Qualified Stock Options. All options granted or to be granted under the 1997 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the 1997 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1997 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The 1997 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     General. The 1997 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1997 Plan and does not purport to be a complete description of all federal income tax aspects of the 1997 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1997 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1997 Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as the Company's independent auditors for the fiscal year ended April 30, 1997. The Company has not as yet executed an engagement letter with Coopers & Lybrand L.L.P. with respect to auditing the Company's financial statements for the fiscal year ending April 30, 1998, but expects to do so in due course.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions which stockholders might have. The Company knows of no direct or indirect material financial interest or relationship that members of this firm have with the Company.

                              REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997, as filed with the Securities and Exchange Commission, is available to stockholders who make written request therefor to the Secretary of the Company, Mark D. Slusser, at the offices of the Company, 4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                             STOCKHOLDER PROPOSALS

     Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than April 22, 1998, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

By Order of the Board of Directors.


/s/ EDWARD R. MCMURPHY


Edward R. McMurphy
Chairman of the Board,
President and Chief Executive Officer


August 25, 1997

                                                                       EXHIBIT A

                            CROWN CASINO CORPORATION
                             1997 STOCK OPTION PLAN
                          EFFECTIVE AS OF JULY 9, 1997

                                   1. PURPOSE

     The primary purpose of the Crown Casino Corporation Stock Option Plan (the "Plan") is to encourage and enable eligible directors, officers and key employees of Crown Casino Corporation (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of "incentive stock options" qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

                                 2. DEFINITIONS

     The following words or terms shall have the following meanings:

     (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee, Eligible Participant or Non-Employee Director pursuant to the terms of this Plan.

     (b) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

     (c) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan, if any, as set forth in Section 5 of the Plan.

     (d) "Company" shall mean Crown Casino Corporation, a Texas corporation.

     (e) "Eligible Employee(s)" shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether or not they are directors) as the Board of Directors or the Committee shall select from time to time.

     (f) "Eligible Participant(s)" shall mean directors, officers, key employees of the Company and its Subsidiaries, consultants, advisors and other persons who may not otherwise be eligible to receive Qualified Incentive Options pursuant to
Section 8 of the Plan.

     (g) "Market Price" shall mean the last trade/closing price of the Company's Common Stock on the date in question, as quoted by the National Association of Securities Dealers, Inc. SmallCap Market System (or other over-the-counter nationally recognized quotation service). If the Company's Common Stock is not traded on the Nasdaq SmallCap Market but is registered on a national securities exchange or on the Nasdaq National Market System, "Market Price" shall mean the closing sales price of the Company's Common Stock on such national securities exchange or National Market System. If the Company's shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, then "Market Price" shall mean the fair market value of the Company's Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the

Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

     (h) For purposes of Section 10 herein, "Non-Employee Director(s)" shall mean a director of the Company who is not a regular salaried employee of the Company or one of its Subsidiaries.

     (i) "Optionee" shall mean an Eligible Employee, Eligible Participant or Non-Employee Director having a right to purchase Common Stock under an Agreement.

     (j) "Option(s)" shall mean the right or rights granted to Eligible Employees, Eligible Participants or Non-Employee Directors to purchase Common Stock under the Plan.

     (k) "Option Value Per Share" shall mean, with respect to one share of Common Stock purchasable pursuant to an Option, the excess of (i) the Market Price of one share of Common Stock issuable upon exercise thereof, as determined with respect to the date notice of exercise is given by an Optionee, over (ii) the purchase price per share with respect to the Option.

     (l) "Plan" shall mean this Crown Casino Corporation 1997 Stock Option Plan.

     (m) "Shares," "Stock," or "Common Stock" shall mean shares of the $.01 par value common stock of the Company.

     (n) "Subsidiary" or "Subsidiaries" shall mean any corporation(s), if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation(s).

     (o) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

                               3. EFFECTIVE DATE

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the shares present and voting at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

                          4. SHARES RESERVED FOR PLAN

     The shares of the Company's Common Stock to be sold to Eligible Employees, Eligible Participants and Non-Employee Directors under the Plan may at the election of the Board of Directors be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be one million (1,000,000); provided, however, that such Shares shall be subject to the adjustments provided in Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

                         5. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a "Non-Employee Director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted pursuant to the Plan. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

     If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

                                 6. ELIGIBILITY

     Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 may be granted to Eligible Employees and to Eligible Participants. Options granted pursuant to Section 10 shall be granted only to Non-Employee Directors.

                            7. DURATION OF THE PLAN

     The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten
(10) years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

                         8. QUALIFIED INCENTIVE OPTIONS

     It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

     (a) Price. The purchase price for shares purchased upon exercise will be equal to 100% of the Market Price on the day the Option is granted; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 shall be not less than one hundred ten percent (110%) of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

     (b) Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option, as determined by the Board of Directors or the Committee.


     (c) Exercise of Options. The shares subject to the Option may be purchased in whole or in part by the Optionee in accordance with the terms of the Agreement from time to time after shareholder approval of the Plan, as determined by the Board of Directors or the Committee, but in no event later than ten (10) years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option granted to a Ten Percent Owner under this
Section 8 may be purchased from time to time, but in no event later than five
(5) years from the date of grant of the Option.


     (d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or, in lieu of payment of all or part of the purchase price in cash, the Optionee may surrender to the Company either (i) that portion of the Option having an aggregate Option Value Per Share equal to the portion of the aggregate purchase price which will not be paid in cash, or
(ii) shares of the Common Stock of the Company valued at the Market Price on the date of exercise of the Option in accordance with the terms of the Agreement. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

     (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Nonassignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

     (g) Effect of Termination of Employment or Death. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability prior to the time that an Option or portion thereof becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.


     In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment shall become immediately exercisable for a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event shall the exercise period extend past the term provided in the Optionee's Agreement.


     "Permanent and total disability" as used in this Plan shall be as defined in Section 22(e)(3) of the Code.

     In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

     (h) Recapitalization. In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

     (i) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the Shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee provide that the Option (including, in the discretion of the Board of Directors, any portion of such Option which is not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated. If any adjustment under this Section 8(i) would create a fractional share of Stock or a right to acquire a fractional share, such shall be disregarded and the number of shares of Stock available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

     Except as otherwise expressly provided in this Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of shares of Common Stock subject to an Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (j) Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9.

     (k) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

                            9. NON-QUALIFIED OPTIONS

     The Board of Directors or the Committee may grant to Eligible Employees or Eligible Participants Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive stock options; provided, however, that:

          (i) the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner;

          (ii) the limitations set forth in Section 8(g) with respect to termination of employment or death shall not be applicable to non-qualified option grants, and any such limitations shall be determined on a case by case basis by the Board of Directors or the Committee at the time of the non-qualified option grant;

          (iii) the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants; and

          (iv) non-qualified options may be granted at a purchase price equal to not less than 75% of the Market Price on the day the Option is granted.

                     10. OPTIONS TO NON-EMPLOYEE DIRECTORS

     This Section 10 of the Plan provides the following annual Option grants to Non-Employee Directors:

     (a) On July 9, 1997, each then Non-Employee Director of the Company shall be granted an Option to purchase 5,000 shares of Common Stock at an option exercise or purchase price equal to 100% of the Market Price of such Stock on the date of grant. On the first business day of July of each year thereafter during the term of this Plan, each then Non-Employee Director of the Company shall be granted, without the necessity of action by the Board of Directors or the Committee, an Option to purchase 2,500 shares of Common Stock at an option exercise or purchase price equal to 100% of the Market Price of such Stock on the date of grant.

     (b) Options granted under this Section 10 shall be exercisable commencing on the date of grant or, with respect to any Option granted prior to stockholder approval of this Plan, upon the date of such stockholder approval, and thereafter until the earlier to occur of the following: the close of business on
(i) the date which is the tenth anniversary of the date of grant; (ii) the date which is the 90th day following the date upon which such Non-Employee Director ceases to be a director of the Company for any reason other than death or permanent and total disability; or (iii) the date which is the first anniversary of the date on which such Non-Employee Director ceases to be a director of the Company as a result of death or permanent and total disability.

     (c) In all other respects, Options granted to Non-Employee Directors hereunder shall contain in substance the same terms and conditions as set forth in Section 9 hereof with respect to non-qualified options. Non-Employee Directors shall also be eligible to receive Options under Section 9 of the Plan.

                           11. AMENDMENT OF THE PLAN

     The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the shares present and voting thereon by the Company's shareholders at a meeting of the shareholders at which a quorum is present. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (1) increase the maximum number of Shares for which Options may be granted under the Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (2) change the class of persons eligible for qualified incentive options. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options." The Company's Board of Directors may also suspend the granting of Options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option granted before such suspension or termination unless (1) the affected participant consents in writing to such modification or amendment or (2) there is a dissolution or liquidation of the Company.

                               12. BINDING EFFECT

     All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

                            13. APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

--------------------------------------------------------------------------------


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


                            CROWN CASINO CORPORATION

    The undersigned stockholder(s) of Crown Casino Corporation, a Texas corporation, hereby appoints Edward R. McMurphy and Mark D. Slusser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Crown Casino Corporation to be held on Wednesday, October 1, 1997 at 9:30 a.m. local time at the Four Seasons Hotel and Resort, 4150 North MacArthur Boulevard, Irving, Texas 75038, to vote the shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect seven directors for a term of one year and until their successors are elected and qualified:

    [ ] FOR all nominees listed below (except as indicated to the contrary below)

    [ ] AGAINST AUTHORITY to vote for all nominees

                        Edward R. McMurphy                         Tilman J. Falgout, III
                        John David Simmons                         Gerald L. Adams
                        David J. Douglas                           Gerard M. Jacobs
                        Robert J. Kehl

If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

--------------------------------------------------------------------------------

(2) To approve an Amendment to the Company's Articles of Incorporation to change the name of the Corporation from "Crown Casino Corporation" to "Crown Group, Inc."

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

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

--------------------------------------------------------------------------------

(3) To approve the Crown Casino Corporation 1997 Stock Option Plan.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

(4) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1, 2 and 3 and as the proxies deem advisable on such other matters as may come before the meeting.


                                                  Dated:                  , 1997
                                                        ------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  (This Proxy should be marked,
                                                  dated, and signed by the
                                                  stockholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned promptly in the
                                                  enclosed envelope. Persons
                                                  signing in a fiduciary
                                                  capacity should so indicate.
                                                  If shares are held by joint
                                                  tenants or as community
                                                  property, both should sign.)

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